                                                                     Exhibit 5


                                         September 27, 2000

The New D&B Corporation
One Diamond Hill Road
Murray Hill, New Jersey  07974

To the Board of Directors of
The New D&B Corporation

Ladies and Gentlemen:

          In am President of The New D&B Corporation, a Delaware corporation

(the "Company"), and as such am familiar with the Registration Statement on

Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933,

as amended (the "Securities Act"), relating to 3,000,000 shares of the

Company's common stock, par value $0.01 per share (the "Common Stock") which may be issued to certain employees in accordance with the Profit

Participation Plan of The Dun & Bradstreet Corporation (the "Plan").

          I have examined copies of the Plan, the Registration Statement

(including the exhibits thereto) and the related Summary Plan Description

(the "SPD").  In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          I hereby advise that in my opinion the shares of Common Stock issuable in accordance with the Plan, when duly authorized and issued as contemplated by the Registration Statement, the SPD and the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the

Company.

          I am a member of the Bar of the State of New York and do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

          I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and further consent to the use of my name in

"Interests and Named Experts and Counsel" in the Registration Statement.

                               Very truly yours,

                               /s/   David J. Lewinter
                               --------------------------












                                     -2-